EXHIBIT 99

Investor Information

D&E Communications, Inc. is listed on the NASDAQ National Market of the NASDAQ Stock Market under the symbol “DECC.” The Company serves as its own transfer agent. Inquiries concerning stock and related matters may be directed to W. Garth Sprecher, Senior Vice President and Corporate Secretary.

Telephone: (717) 738-8304

Email: gsprecher@decommunications.com

Market Makers

Ferris, Baker, Watts, Inc. 100 Light Street Baltimore, MD 21202 (800) 638-7411

F.J. Morrissey & Company, Inc. 1700 Market Street, Suite 1420 Philadelphia, PA 19103 (215) 563-8500

Jefferies & Company, Inc. 520 Madison Ave., 12th Floor New York, NY 10022 (888) 533-3374

Legg Mason Wood Walker, Inc. 100 Light Street Baltimore, MD 21202 (888) 682-0300

Mitchell Securities Corp. of Oregon 121 SW Morrison Street, Suite 1480 Portland, OR 97204 (800) 224-2226

Brossman Business Complex 124 East Main Street • Ephrata, PA 17522 1-877-4DE-TODAY • www.decommunications.com Email: info@decommunications.com

Quarterly Report

First Quarter 2004

Dear Shareholder,

As 2004 began, our workforce of more than 700 employees dedicated themselves to working toward three principal strategic initiatives this year:

- Maintaining our commitment to the overall **quality** of all our products and services;
- Increasing the **profitability** and growth of our strategic business units; and
- Capitalizing on the **convergence** of voice, video and data services.

We believe that pursuing these initiatives will contribute to achieving our business objective to be a leading wireline-focused integrated communications provider.

Since our company was founded, the quality of our products and customer service has always been a priority. In 2004, we recommitted ourselves to providing top-quality customer service. We monitor our networks and procedures on an ongoing basis and continually look for ways to improve reliability of the services we provide and offer our customers a positive experience.

Part of our focus on growing our business units in a profitable manner involves working to slow the line losses seen by companies throughout our industry. This line loss is partly due to customers canceling their second line when they switch to our DSL Internet service, as well as competition from wireless services and other technologies. We created an internal team to evaluate opportunities to retain access lines, specifically in our incumbent Rural Local Exchange Carriers (RLECs). This effort includes educating customers about the benefits of wireline telephone service and offering quarterly promotions to encourage people to add a second line in their homes.

Marketing efforts have focused on increasing our base of broadband DSL Internet subscribers. We are also promoting bundled services, in which we package Internet access with custom calling features at competitive prices. In our Competitive Local Exchange Carrier (CLEC), we are focusing on selling to customers who can be served on our own facilities, because these businesses can be served more cost-efficiently. In another development for our CLEC, we were pleased to sign a five-year agreement with T-Mobile USA to provide transport circuits to more than 240 cell tower sites in central Pennsylvania.

We believe that the convergence of communications services will continue to be a driving force in our industry. Therefore, we have been conducting a trial service in which we can provide TV programming—as well as telephone and Internet access—to customers in certain areas of our service territory in Union County, Pa. Approximately 75 percent of customers signing up for TV service have also ordered high-speed Internet access. Along with existing telephone service, we are providing a "triple play" of voice, video and data to these subscribers.

In another step related to convergence, we created a team to explore the potential of D&E offering Voice over Internet Protocol (VoIP) service. This technology transports voice calls through a packet data transmission process, which allows customers to take advantage of the lower costs permitted by this technology. To keep pace with advances in our industry and offer customers the most cost-effective communication services, D&E is evaluating opportunities to offer its own VoIP products.

Changes in line and subscriber counts:

Months Ended March 31	2004	2003	Change
RLEC Lines	142,118	144,934	(1.9%)
CLEC Lines	35,216	32,148	9.5%
DSL Subscribers	8,030	6,124	31.1%
Dial-up Internet Subscribers	12,790	12,967	(1.4%)
Web-hosting Customers	849	701	21.1%

Turning to financial results, revenues for the first quarter of 2004 were $43.8 million, up from $42.1 million in the comparable period last year. We had a first-quarter net loss of $4.1 million, compared to net income of $0.7 million during the comparable three months last year. The loss from continuing operations in the current quarter included an $8.0 million one-time loss on early extinguishment of debt related to the $260 million debt refinancing we completed in March 2004. This refinancing will result in approximately $1.7 million in annual cash interest savings, provide fewer restrictions in financial covenants and extend the amortization of principal. During 2004, we anticipate that excess cash will be used to make voluntary reductions of debt in addition to scheduled repayments. As of May 31, 2004, D&E reduced its term indebtedness by $10 million compared with the level at March 31, 2004.

At D&E's Annual Meeting on April 29, shareholders re-elected Paul W. Brubaker, Robert A. Kinsley, Steven B. Silverman and Anne B. Sweigart to the Board of Directors, with terms to expire in 2007. Shareholders also approved an amendment to increase the number of authorized shares of common stock from 30 million to 100 million, and they ratified PricewaterhouseCoopers LLP as the Company's independent accountants for 2004. The Board of Directors announced a quarterly dividend of 12.5 cents per share, payable June 15 to shareholders of record as of June 1, 2004.

As we pursue our efforts in quality service, profitable growth and communications convergence in 2004, I hope each of you is as excited as I am to be part of D&E Communications, Inc.



Sincerely,

Anne B. Sweigart
Chairman and President

Any forward-looking statements concerning the development of our business are based upon the current beliefs and expectations of D&E's management. Such statements are not guarantees of future performance, and various risks, uncertainties and other factors could cause actual results to differ materially from our expectations. Factors that could adversely affect our business and financial performance are contained in our past and future filings with the U.S. Securities and Exchange Commission. D&E undertakes no obligation to revise or update its forward-looking statements.

D&E Communications, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per-share amounts) (unaudited)	Three Months Ended March 31, 2004	2003
Total operating revenues	$ 43,765	$ 42,085
Total operating expenses	38,751	36,882
Operating income	5,014	5,203
Total other income (expense)	(11,923)	(4,417)
Income (loss) from continuing operations before income taxes and dividends on utility preferred stock	(6,909)	786
Income taxes (benefit)	(2,811)	315
Dividends on utility preferred stock	16	16
Total income taxes and dividends on utility preferred stock	(2,795)	331
Income (loss) from continuing operations	(4,114)	455
Discontinued operations:		
Loss from operations of discontinued Paging business, net of income tax benefit of $0 and $3	—	(7)
Cumulative effect of change in accounting principle, net of income taxes of $177	—	260
NET INCOME (LOSS)	$ (4,114)	$ 708
Weighted average common shares outstanding (basic)	15,550	15,421
Weighted average common shares outstanding (diluted)	15,550	15,469
BASIC AND DILUTED EARNINGS (LOSS) PER COMMON SHARE		
Income (loss) from continuing operations	$ (0.26)	$ 0.03
Income (loss) from discontinued operations	0.00	0.00
Cumulative effect of accounting change	0.00	0.02
Net income (loss) per common share	$ (0.26)	$ 0.05
Dividends per common share	$ 0.13	$ 0.13

D&E Communications

Officers

Anne B. Sweigart
Chairman & President

Robert M. Lauman
Vice Chairman, Senior Executive Vice President, Assistant Secretary & Assistant Treasurer

G. William Ruhl
Chief Executive Officer

Albert H. Kramer
Senior Vice President, Operations

Thomas E. Morell
Senior Vice President, Chief Financial Officer & Treasurer

W. Garth Sprecher
Senior Vice President & Secretary

Board of Directors

John Amos
Thomas H. Bamford
Paul W. Brubaker
Ronald E. Frisbie
Robert A. Kinsley
Robert M. Lauman
G. William Ruhl
Steven B. Silverman
W. Garth Sprecher
Anne B. Sweigart
D. Mark Thomas
Richard G. Weidner

D&E Communications, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands) (unaudited) March 31, December 31,

2004 2003

ASSETS

CURRENT ASSETS $ 54,391 $ 47,009

INVESTMENTS AND ADVANCES IN AFFILIATED COMPANIES 3,204 3,611

PROPERTY, PLANT AND EQUIPMENT $ 330,417 326,684

Less accumulated depreciation 144,750 137,533

185,667 189,151

OTHER ASSETS

Goodwill 149,127 149,127

Intangible assets, net of accumulated amortization 172,044 173,594

Other 5,577 11,756

326,748 334,477

TOTAL ASSETS $ 570,010 $ 574,248

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES $ 40,218 $ 43,900

LONG-TERM DEBT 228,544 222,765

OTHER LIABILITIES $ 105,376 $ 105,543

PREFERRED STOCK OF UTILITY SUBSIDIARY, Series A 41/2% 1,446 1,446

SHAREHOLDERS’ EQUITY

Common stock, par value $0.16, authorized shares 30,000 2,535 2,533

Outstanding shares: 15,558 at March 31, 2004 and 15,547 at December 31, 2003

Additional paid-in capital 159,669 159,515

Accumulated other comprehensive income (loss) (5,134) (4,865)

Retained earnings 42,638 48,693

Treasury stock at cost, 307 shares at March 31, 2004 and December 31, 2003 (5,282) (5,282)

194,426 200,594

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY $ 570,010 $ 574,248

D&E Communications, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands) (unaudited) Three Months Ended March 31,

2004 2003

CASH FLOWS FROM OPERATING ACTIVITIES OF CONTINUING OPERATIONS $ 12,444 $ 8,970

Net Cash Provided By (Used In) Investing Activities from Continuing Operations (4,846) 5,931

Net Cash Provided By (Used In) Financing Activities from Continuing Operations (1,397) (961)

CASH PROVIDED BY (USED IN) CONTINUING OPERATIONS 6,201 13,940

Net Cash Provided by (Used In) Discontinued Operations — (20,507)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS 6,201 (6,567)

CASH AND CASH EQUIVALENTS

Beginning of Period 12,446 15,514

End of Period $ 18,647 $ 8,947